Rodolfo Guerrero Angulo Manzanillo 33.Local E, Mexico, Col. Roma Norte, 06700, Mexico.

+525585262098

principal@tofla.top www.tofla.top

Loan Agreement

This Agreement made on August 31, 2018

This Loan Agreement (the “Agreement”) is made between of the first part Tofla Megaline and of the second part Rodolfo Guerrero Angulo (“Director”).

In Respect that:

The Company requires funding about business operations;

Director has agreed to loan $50,000 (the “Loan Amount”) to the Company, on certain terms and conditions contained herein;

Now therefore this agreement witnesses:

In consideration if the Company needs more than Fifty Thousand (50,000) US Dollars from Director, this Agreement become useful.

The parties hereto agree as follows:

Director hereby has agreed to loan the Loan Amount to the Company in the event of not raising enough funds from the offering in accordance to the Form S-1 registration statement of the Company;

Director hereby agrees to loan the Loan Amount to the Company on demand of the Company;

The Company will conduct the repayments of all amount of Director’s loan accordingly to the sequence of loans;

Director will be repaid from revenues of the Company, when it starts to earn significant revenues; Advanced Loan funds are non-interest bearing, secured and payable upon demand;

Any additional funds that Director loans to the Company after this Agreement are subject to the same terms as this Agreement, unless otherwise agreed in writing.

In witness, whereof:

TOFLA MEGALINE

The parties hereto have agreed to the terms above, and the Agreement becomes affective in the day and year first above written.

CERTIFIED TO BE THE LOAN AGREEMENT OF:

Tofla Megaline By: 08/31/2018

Rodolfo Guerrero Angulo, Director

TOFLA MEGALINE

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